UNDERWRITING AGREEMENT




                                                          November   , 2001

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated November __, 2001, as filed as Exhibit 1.2 to Registration Statement No. 333-_________ (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.




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If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                                Very truly yours,

                                                CONSOLIDATED EDISON, INC.


                                                By:  _______________________
                                                            Title



Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


[UNDERWRITER]


By: _________________________




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                                   SCHEDULE I

                                                         Principal Amount of
                                                         Designated Securities
Underwriter                                               to be Purchased

              Total                                            $0


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                                   SCHEDULE II


Title of Designated Securities:




Aggregate principal amount:

         $


Price to Public:

         Initially ___% of the principal amount of the Designated Securities, plus accrued interest, if any, from _______ to the date of delivery and thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

         ________% of the principal amount of the Designated Securities, plus accrued interest, if any, from _________ to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

         Funds will be delivered by wire transfer pursuant to the Company's written instructions to the Representative.



Indenture:

         Indenture, dated as of __________, 2001, between the Company and The Chase Manhattan Bank, as Trustee.


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                                      - 2 -

Maturity:




Interest Rate:

         As set forth in the prospectus supplement, dated ______, 2001, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated November __, 2001 (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the Company's Registration Statement on Form S-3 (No. 333-_______, declared effective by the SEC on _____________, 2001).


Interest Payment Dates:

         As set forth in the Prospectus Supplement.


Redemption Provisions:

         As set forth in the Prospectus Supplement.


Sinking Fund Provisions:

         None.


Time of Delivery:

         10:00 a.m., on ___________, 2001.


Closing Location:

         Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.


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Information furnished by or on behalf of the Underwriters for use in the
Prospectus for the Designated Securities:

Address of Representative:

         Underwriter

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

         Description of Securities


Modification of Basic Provisions